UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2009
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32693 (Commission File Number)	54-2091194 (IRS Employer Identification No.)

500 W. Illinois, Suite 100 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 23, 2009, Basic Energy Services, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, Goldman, Sachs & Co., Banc of America Securities LLC, UBS Securities LLC and certain other initial purchasers party thereto (the “Initial Purchasers”), which provides for the sale by the Company of $225,000,000 aggregate principal amount of its 11.625% Senior Secured Notes due 2014 (the “Original Notes”) to the Initial Purchasers (the “Offering”). The Original Notes will be jointly and severally, unconditionally guaranteed (the “Guarantees”) on a senior secured basis initially by all of Company’s current subsidiaries, other than two immaterial subsidiaries (collectively, the “Guarantors,” and together with the Company, the “Issuers”).
     The Original Notes and the Guarantees will be issued pursuant to an indenture (the “Indenture”), to be dated July 31, 2009, by and between the Issuers and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The obligations under the Indenture will be secured as set forth in the Indenture and in a Security Agreement, to be dated July 31, 2009, by and between the Issuers in favor of the Trustee, by a first-priority lien, subject to limited exceptions, on all of the current and future personal property of the Company and the Guarantor subsidiaries, except for cash and cash equivalents, accounts receivable, inventory, maritime assets (including the Issuers’ existing inland barge rigs), titled vehicles and the stock or other equity interests of the Company’s subsidiaries.
     The Initial Purchasers intend to resell the Original Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Original Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
     The purchase price for the Original Notes and Guarantees is 92.851% of their principal amount. The net proceeds from the Offering will be approximately $208.4 million after discounts and estimated offering expenses. The Company intends to use the net proceeds from the Offering to repay all outstanding indebtedness under its revolving credit facility.
     Holders (including subsequent transferees) of the Original Notes and Guarantees will have the registration rights under the registration rights agreement (the “Registration Rights Agreement”), between the Issuers and the Initial Purchasers, to be dated July 31, 2009, substantially in the form attached as Exhibit A to the Purchase Agreement. Under the Registration Rights Agreement, the Issuers will agree (a) to file with the Securities and Exchange Commission (i) a registration statement under the Securities Act relating to a new issue of debt securities, guaranteed by the Guarantors under the Indenture, to be offered in exchange for the Original Notes and the Guarantees thereof (the “Exchange Offer”) and issued under the Indenture and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Original Notes and the Guarantees thereof, (b) to use their reasonable best efforts to cause the exchange offer registration statement and, if applicable, the shelf registration statement to be declared effective and (c) to consummate the Exchange Offer, all within the time periods specified in the Registration Rights Agreement.
     A copy of the Purchase Agreement is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01 Other Events.
     On July 23, 2009, Basic Energy Services, Inc. issued a press release announcing that it has priced an offering, through a Rule 144A private placement, of $225 million of senior secured notes due 2014. A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Purchase Agreement dated July 23, 2009, by and among Basic Energy Services, Inc., the guarantors party thereto and the initial purchasers party thereto

Exhibit 99.1	Press release dated July 23, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: July 29, 2009	By:	/s/ Alan Krenek
		Name:	Alan Krenek
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Purchase Agreement dated July 23, 2009, by and among Basic Energy Services, Inc., the guarantors party thereto and the initial purchasers party thereto

99.1	Press release dated July 23, 2009